UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 23, 2012

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California		91360-2362
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On October 25, 2012, Teledyne issued a press release with respect to its third quarter 2012 financial results. That press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The information furnished pursuant to this Item 2.02 shall in no way be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.

Item 5.03     Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On October 23, 2012, Teledyne's Board of Directors, following the recommendation of the Nominating and Governance Committee of the Board, approved amendments to Teledyne's Amended and Restated Bylaws (the “Bylaws”) to provide that, in uncontested elections of directors (that is, elections where the number of director nominees does not exceed the number of directors to be elected), each director must receive the affirmative vote of a majority of the votes cast in order to be elected to the Board of Directors of Teledyne. In contested elections of directors, the directors shall continue to be elected by a vote of a plurality of shares represented in person or by proxy at the meeting of stockholders and entitled to vote on the election of directors. The amendments are principally to Article III, Section 2 of the Bylaws, a copy of which is attached to this report as Exhibit 3.1.

The Board of Directors also approved amendments to Teledyne's Corporate Governance Guidelines related to this amendment to the Bylaws. A copy of the amended and restated Corporate Governance Guidelines can be found at http://www.teledyne.com/compliance/guidelines.asp.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 3.1	Amended and Restated Bylaws of Teledyne Technologies Incorporated
Exhibit 99.1	Press Release announcing third quarter 2012 financial results dated October 25, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Dale A. Schnittjer
Dale A. Schnittjer
Senior Vice President and Chief Financial Officer
Dated: October 25, 2012

EXHIBIT INDEX
Description

Exhibit 3.1	Amended and Restated Bylaws of Teledyne Technologies Incorporated
Exhibit 99.1	Press Release announcing third quarter 2012 financial results dated October 25, 2012.